Exhibit 3.163

ARTICLES OF ORGANIZATION

OF

SHERIDAN NEW GENERATIONS, INC.

ARTICLE I - NAME

The name of this corporation is SHERIDAN NEW GENERATIONS, INC. (the Corporation”).

ARTICLE II - TERM

The corporate existence of the Corporation shall be perpetual, unless and until terminated pursuant to Florida law.

ARTICLE III - PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under The Florida Business Corporation Act of the State of Florida.

ARTICLE IV - PRINCIPAL OFFICE ADDRESS

The mailing and street address of the principal office of this Corporation, unless and until relocated, is 4651 Sheridan Street, Suite 200, Hollywood, Florida 33021.

ARTICLE V - CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE VI - REGISTERED AGENT AND REGISTERED OFFICE

The mailing and street address of the initial registered office of this Corporation is 4651 Sheridan Street, Suite 400, Hollywood, Florida 33021; and the name of the initial registered agent of this Corporation at that address is Jay A. Martus.

ARTICLE VII - INITIAL BOARD OF DIRECTORS

The Corporation shall have three (3) initial directors. The number of directors may be either increased or decreased from time to time as provided in the Corporation’s Bylaws, but shall never be less than one (1). The names and addresses of the initial directors of this Corporation are:

Mitchell Eisenberg

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

Lewis Gold

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

Michael Schundler

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

ARTICLE VIII - ORGANIZE

The name and address of the person signing these Articles of Incorporation is:

Jay A. Martus, Esq.

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this      day of May, 1998.

/s/ Jay A. Martus
Jay A. Martus, Esq., Incorporator

CERTIFICATE DESIGNATING THE ADDRESS

AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

WITNESSETH:

That SHERIDAN NEW GENERATIONS, INC. (the “Corporation”), desiring to organize under the laws of the State of Florida, has named Jay A. Martus as its agent to accept service of process within this state.

Sheridan New Generations, Inc.

4651 Sheridan Street

Suite 200

Hollywood, FL 33021

ACKNOWLEDGMENT:

Having been named to accept service of process for the Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and further, I agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I accept the duties and obligations of Section 607.0505, Florida Statutes.

Dated this      day of May, 1998.

/s/ Jay A. Martus
Jay A. Martus, Registered Agent

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

SHERIDAN NEW GENERATIONS, INC.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 607, Florida Statutes, effective May 26, 1998 under the name of SHERIDAN NEW GENERATIONS, INC, Document No. P98000046775.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of SHERIDAN NEW GENERATIONS, INC (the “Corporation”) are as follows:

1. The name of the Corporation is Sheridan New Generations, Inc.

2. The Articles of Amendment to the Articles of Incorporation were adopted by all of the directors and the sole shareholder of the Corporation on January 15, 2004 in the manner prescribed by Section 607.1003, Florida Statutes, as follows:

RESOLVED, that Article I of the Articles of Incorporation of Sheridan New Generations, Inc. is hereby authorized to be amended in its entirety to read as follows, effective as of January 15, 2004:

ARTICLE I - NAME

The name of the corporation shall be New Generations Babee Bag, Inc. (the “Corporation”), and its principal place of business, unless and until relocated, shall be located at 1613 North Harrison Parkway, Suite 200, Sunrise, Florida 33323.

3. The foregoing Articles of Amendment to the Articles of Incorporation of Sheridan New Generations, Inc. shall be effective as of January 15, 2004.

CORPORATION: SHERIDAN HEALTHCARE NEW GENERATIONS, INC.

Date: January 15, 2004	By:	/s/ Jay A. Martus
Jay A. Martus, Senior Vice President & Secretary

CERTIFICATE OF SECRETARY

JAY A. MARTUS, Secretary of SHERIDAN NEW GENERATIONS, INC. certifies as follows:

1.	The foregoing Articles of Amendment to the Articles of Incorporation of SHERIDAN NEW GENERATIONS, INC were adopted pursuant to a unanimous consent of the sole shareholder and all of the directors, dated and effective as of January 15, 2004; and,

2.	I have executed the foregoing Articles of Amendment to the Articles of Incorporation on behalf of the sole shareholder and all of the directors.

/s/ Jay A. Martus
Jay A. Martus, Secretary